Exhibit to Accompany
Item 77K
Form N-SAR
Lord Asset Management Trust

June 27, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Lord Asset Management
Trust (copy attached), which we understand will be filed
with the Securities and Exchange Commission, pursuant to
Item 77K of Form N-SAR, as part of the Form N-SAR of Lord
Asset Management Trust dated June 27, 2014.  We agree with
the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Milwaukee, WI